Exhibit 99.1

PSYOP, INC. AND PSYOP SERVICES, LLC ANNOUNCE BUSINESS COMBINATION WITH FORTISSIMO ACQUISITION CORP.

New York, New York- January 15, 2008 - Psyop, Inc. and Psyop Services, LLC (collectively “Psyop” or the “Company”) today announced that it has signed a definitive agreement pursuant to which the Company will consummate a business combination with Fortissimo Acquisition Corp. (“Fortissimo”) (OTCBB: FSMO), a special purpose acquisition company.

Headquartered in New York City, Psyop is an award-winning provider of design based 3D animation, innovative visual effects and digital content for the advertising market. The company produces creative advertisements on behalf of premier brands in a variety of industries, including food and beverage, sports, automotive, retail and financial services. In addition to its creative production for television advertising, Psyop has recently expanded into producing content for other, growing forms of electronic marketing including short themed branded films, ads shown in movie theaters, in-store and site specific presentations and the Internet.

TERMS OF TRANSACTION

Pursuant to the agreement, Fortissimo will acquire all of the outstanding equity of Psyop for $29.4 million, consisting of approximately $19.3 million worth of stock and approximately $10.1 million of cash. Fortissimo will also pay up to an additional $13.75 million in cash and stock if Psyop’s revenue equals or exceeds certain specified targets (ranging from $31.0 million in fiscal 2008 to $59.0 million in fiscal 2010) and if Psyop’s EBITDA equals or exceeds certain specified targets (ranging from $4.7 million in fiscal 2008 to $10.0 million in fiscal 2010). In addition, if at least a majority of the outstanding Fortissimo warrants are exercised before October 10, 2010, Psyop will receive a minimum additional payment of $4.0 million, which will be increased to $10.0 million if all of the warrants are exercised upon a redemption call by Fortissimo. Following the closing of the transaction, Fortissimo will be renamed Psyop, Inc. Members of Psyop’s senior management currently own Psyop.

The transaction will be financed by Fortissimo’s cash on hand, including a portion of the approximately $27.5 million held in trust for the exclusive use of effectuating its business combination, and from the issuance of additional shares of Fortissimo common stock.

Fortissimo has received an opinion from Houlihan Smith & Company, Inc., an independent investment banking firm, that the purchase price is fair, from a financial point of view, to Fortissimo’s stockholders. The transaction is subject to Fortissimo’s receiving stockholder approval of the transaction and customary closing conditions. It is anticipated that the transaction will close in the second quarter of 2008.

Following the closing of the transaction, Justin Booth-Clibborn, currently a Psyop shareholder and Executive Producer at Psyop, will become the Chief Executive Officer of the surviving company. Mr. Booth-Clibborn stated “This is a great time for us at Psyop to leverage both our brand and the experience and capital of Fortissimo Acquisition Corp. in order to grow the business both in terms of geographical expansion and in terms of capitalizing on new opportunities in digital content creation.”

With Fortissimo’s assistance, Psyop intends to open an R&D facility in Israel where it can develop its own proprietary tools and software in a cost effective way, to enable it to retain its leading edge in the industry.

For the fiscal year ended December 31, 2006, Psyop generated revenue of approximately $15.8 million. For the nine months ended September 30, 2007 (unaudited), Psyop generated revenue of approximately $20.1 million. Psyop experienced a compounded annual growth rate in revenue from fiscal 2004 to fiscal 2006 of 33.6% and a 72.0% increase in revenue in the first nine months of 2007, as compared with the same period in 2006.

Yuval Cohen, Chairman of Fortissimo, stated, “There is a growing market niche of entertaining, narrative-driven messages and Psyop’s proven creative ability has positioned them to take advantage of this significant market opportunity. We are confident that with our financial backing and strategic guidance, we can facilitate additional growth via international expansion, the acquisition of talent and extension into other forms of media.”

ABOUT FORTISSIMO ACQUISITION CORP.

Fortissimo Acquisition Corp. was formed on December 27, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has operations or facilities located in Israel, or that is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel. Fortissimo’s registration statement for its initial public offering was declared effective on October 11, 2006 and an offering of 4,000,000 Units closed on October 17, 2006. On October 25, 2006, Fortissimo sold an additional 535,000 Units, pursuant to an over-allotment option. Each Unit was sold at an offering price of $6.00 per Unit and generated total gross proceeds of $27,210,000 (not including proceeds of $2,000,004 from the sale of Insider Units). Each unit was comprised of one share of Fortissimo common stock and two warrants, each with an exercise price of $5.00. As of December 31, 2007, Fortissimo held approximately $27.5 million in a trust account maintained by an independent trustee, which will be released to Fortissimo upon the consummation of the business combination.

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Fortissimo, Psyop and their combined business after completion of the proposed acquisition.

Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Fortissimo’s and Psyop’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Several factors could cause actual results to differ from those set forth in the forward-looking statements including the risks detailed in Fortissimo’s filing with the Securities and Exchange Commission, including its reports on Form 10-QSB and Form 10-KSB. The information set forth herein should be read in light of such risks. Additionally, Psyop’s financial information was prepared by Psyop as a private company, and derived from financial statements prepared in accordance with U.S. generally accepted accounting principles. Such financial information does not conform to SEC Regulation S-X. Accordingly, such historical information will be adjusted and presented differently in Fortissimo’s proxy statement to solicit stockholder approval of the acquisition.

ADDITIONAL INFORMATION

Fortissimo intends to file with the SEC a preliminary proxy statement in connection with the proposed transaction and the special meeting of Fortissimo stockholders that will be held in connection therewith. Stockholders of Fortissimo and other interested persons are advised to read, when available, Fortissimo’s preliminary proxy statement and definitive proxy statement in connection with the solicitation of proxies for the special meeting because this proxy statement will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting at the special meeting. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available, and Fortissimo’s other filings with the SEC, at the SEC’s Internet site http://www.sec.gov or by directing a request to by mail through requests to Fortissimo Acquisition Corp., 14 Hamelacha Street Park Afek, Rosh Ha'ayin 48091, Israel, Attention: Secretary. Such persons may also read Fortissimo’s final prospectus, dated October 11, 2006, for a description of the security holdings of the Fortissimo’s officers and directors.

Contact:

Lesley Snyder
The Piacente Group
(212) 481-2050
lesley@thepiacentegroup.com

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